UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

TITAN MACHINERY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of Titan Machinery Inc. (the “Company”) was held on June 1, 2017. The votes cast with respect to each item of business properly presented at the meeting are as follows:
Proposal No. 1 — The stockholders elected the following Class I nominees to the Board of Directors for a three-year term.

	For	Withheld	Broker Non-Votes
Tony Christianson	18,656,090	599,500	1,248,324
John Henderson	18,637,398	618,192	1,248,324

Proposal No. 2 — The stockholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2017 Proxy Statement.

For	Against	Abstained	Broker Non-Votes
19,173,941	75,995	5,654	1,248,324

Proposal No. 3 —The stockholders adopted the non-binding resolution recommending holding future advisory votes on the compensation of the Company’s Named Executive Officers every year.

For 1 Year	For 2 Years	For 3 Years	Abstained
17,608,482	9,192	1,636,197	1,719
Based on the foregoing results and consistent with the substantial majority of votes cast in favor of "1 Year", the Company's Board of Directors has adopted a policy to hold an advisory vote on the compensation of its Named Executive Officers every year.

Proposal No. 4 —The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Registered Independent Public Accounting Firm for the fiscal year ended January 31, 2018.

For	Against	Abstained	Broker Non-Votes
20,470,836	29,860	3,218	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5, 2017

TITAN MACHINERY INC.

By	/s/ Mark Kalvoda
Mark Kalvoda
Chief Financial Officer